                                                                                      Exhibit 99.1

CONNECTONE BANCORP, INC. TO HOST 2025 THIRD QUARTER

RESULTS CONFERENCE CALL ON OCTOBER 30, 2025

Englewood Cliffs, N.J., October 16, 2025 -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced that it plans to release results for the third quarter ended September 30, 2025, before the market opens on Thursday, October 30, 2025. Management will also host a conference call and audio webcast at 10:00 a.m. ET on October 30, 2025, to review the Company's financial performance and operating results.

Chairman and Chief Executive Officer Frank Sorrentino III and Senior Executive Vice President and Chief Financial Officer William S. Burns will host the call. The conference call dial-in number is 1 (646) 307-1963, access code 6150571. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, October 30, 2025, and ending on Thursday, November 06, 2025, by dialing 1 (609) 800-9909, access code 6150571. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., is a modern financial services company that operates, through its subsidiary, ConnectOne Bank, and the Bank’s fintech subsidiary, BoeFly, Inc. ConnectOne Bank is a high-performing commercial bank offering a full suite of banking & lending products and services that focus on small to middle-market businesses. BoeFly, Inc. is a fintech marketplace that connects borrowers in the franchise space with funding solutions through a network of partner banks. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Investor Contact:

William S. Burns

Senior Executive VP & CFO

201.816.4474: bburns@cnob.com

Media Contact:

Shannan Weeks

MikeWorldWide

732.299.7890: sweeks@mww.com